ARTICLES OF INCORPORATION
                                       OF
                                FUTUREONE, INC.

     The undersigned incorporators, for the purpose of forming a corporation under the laws of the State of Arizona, adopt the following Articles of Incorporation.

     1. NAME. The name of the Corporation is: FUTUREONE, INC.

     2. AUTHORIZED CAPITAL. The Corporation shall have authority to issue (a) 100,000,000 common shares with a par value of once cent ($.01) per share: and
(b) 1,000,000 shares of Serial Preferred Stock with a par value of ten dollars ($10) per share. The Board of Directors is authorized to provide from time to time for the issuance of shares of Serial Preferred Stick in series and to fix from time to time before issuance the designation, preferences, privileges, and voting powers of the shares of each series of Serial Preferred Stock and the restrictions or qualifications thereof. Shares shall be paid for at such time, and in such manner, as the Board of Directors shall determine.

     3. INITIAL BUSINESS. The Corporation initially intends to actually conduct in the State of Arizona the business of providing internet access sites and computer sales and service. This Corporation is organized for the purpose of transacting any or all lawful business for which corporations may be incorporated under the laws of the State of Arizona, as amended from time to time.

     4. INITIAL BOARD OF DIRECTORS. The initial board of Directors shall consist of two members, each of whom shall serve as a director until the first annual meeting of the shareholders or until his or her successor is elected and qualified, and whose name and address is:

     Kendall Q. Northern                          Earl J. Cook
     4609 E. Pearce Road                          337 Jamaica Way
     Phoenix, AZ 85044                            Niceville, FL 32578

     5. LIMITATION OF DIRECTOR LIABILITY. No director of the Corporation shall be liable to the Corporation or its shareholders for monetary damages for any action taken or any failure to take any action as a director, except liability for (i) the amount of financial benefit received by a director to which the director is not entitled; (ii) an intentional infliction of harm on the corporation or the shareholders; (iii) an unlawful distribution pursuant to A.R.S. Sections 10-833; or (iv) an intentional violation of criminal law.

     6. STATUTORY AGENT. Charles E. Berry, Titus, Brueckner & Berry, P.C., Scottsdale Centre B-252, 7373 North Scottsdale Road, Scottsdale, Arizona 85253, is hereby appointed the initial Statutory Agent for the Corporation for the State of Arizona.

     7. KNOWN PLACE OF BUSINESS. The Corporation's known place of business shall be 4250 East Camelback Road, Suite K-192, Phoenix, Arizona 85018-2751.

     8. INCORPORATORS. The names and addresses of the incorporators are:

     Kendall Q. Northern           Earl J. Cook             Kenneth P. Eck
     4609 E. Pearce Road           337 Jamaica Way          6248 W. Donald Drive
     Phoenix, AZ 85044             Niceville, FL 32578      Glendale, AZ 85310

     9. DISTRIBUTIONS FROM CAPITAL SURPLUS. The Board of Directors of the Corporation may distribute, from time to time, on a pro rata basis to its shareholders, a portion of its assets, in cash or property.

     10. PURCHASE OF SHARES BY CORPORATION. The Board of Directors of the Corporation may, from time to time, cause the Corporation to purchase its own shares.

     11. SHARE RIGHTS AND OPTIONS. The Board of Directors may cause the Corporation to create and issue rights or options entitling the holders thereof to purchase from the Corporation shares of any class or classes, to directors, officers, or employees of the Corporation, or of any affiliate thereof, and no shareholder approval or ratification of any such creation or issuance of rights shall be required.

     The undersigned incorporators have executed these Articles of Incorporation December 19th, 1996.


                                        /s/ Kendall Q. Northern
                                        ----------------------------------------
                                        Kendall Q. Northern

                                        /s/ Earl J. Cook
                                        ----------------------------------------
                                        Earl J. Cook

                                        /s/ Kenneth P. Eck
                                        ----------------------------------------
                                        Kenneth P. Eck

                                        /s/ JR Phillips
                                        ----------------------------------------
                                        JR Phillips

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